EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-175806) and Form S-8 (No. 333-103801) of LCNB Corp. of our report dated March 15, 2024 relating to the financial statements which appear in this Form 10-K.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
March 15, 2024